Exhibit 99.1

April 2, 2021

Taronis Fuels, Inc.

c/o Board of Directors

24980 N. 83rd Avenue

Ste. 100

Peoria, AZ 85383

Re: Notice of Resignation of as Chief Executive Officer, President and Director

Dear Board of Directors,

I hereby voluntarily resign from my positions of Chief Executive Officer, President and Director of Taronis Fuels, Inc., a Delaware corporation and all roles held with any Company subsidiaries (collectively, the “Company”), effective immediately. My resignation is not the result of any disagreement with the policies, practices or procedures of the Company.